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                                                                     EXHIBIT 4.3

                         CALIFORNIA INDEPENDENT BANCORP
                      2000 EQUITY INCENTIVE PLAN - Revised

                     As Adopted by the Board March 21, 2000
                   As Adopted by the Shareholders May 17, 2000
                      As Revised by the Board July 18, 2000

1. PURPOSE. The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company by offering them an opportunity to participate in the Company's future performance through awards of Options, Restricted Stock and Stock Bonuses. Capitalized terms not defined in the text are defined in Section 2.

2. DEFINITIONS. As used in this Plan, the following terms will have the following meanings:

2.1. Award. "Award" means any award under this Plan, including any Option, Restricted Stock or Stock Bonus.

2.2. Award Agreement. "Award Agreement" means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

         2.3. Board. "Board" means the Board of Directors of the Company.

         2.4. Code. "Code" means the Internal Revenue Code of 1986, as amended.

2.5. Committee. "Committee" means the committee appointed by the Board to administer this Plan, or if no such committee is appointed, the Board.

2.6. Company. "Company" means California Independent Bancorp and its subsidiaries or any successor corporation.

2.7 Disability. "Disability" means a disability, whether permanent and total within the meaning of Section 22(e)(3) of the Code, or partial or temporary.

2.8. Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

2.9. Exercise Price. "Exercise Price" means the price at which a holder of an Option may purchase the Shares upon exercise of the Option.

2.10. Fair Market Value. "Fair Market Value" means, as of any date, the value of a share of the Company's Common Stock, determined as follows:

                  (a) if such Common Stock is quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination as reported in The Wall Street Journal;

                  (b) if such Common Stock is publicly traded and is listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal. If the closing price is not reported in The Wall Street Journal, the closing price for the applicable composite-transactions report for such date shall be applied;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal. In the event that the closing bid and asked prices are not reported in The Wall Street Journal, the closing bid and asked prices as reported on the applicable principal automated inter-dealer quotation system shall be utilized, or if not quoted on any such system, the last reported bid and asked prices as published in the "Pink Sheets" by the National Quotation Bureau, shall be deemed appropriate; or

                  (d) if none of the foregoing is applicable, by the Committee in good faith using earnings history, book value and company prospects in light of market conditions generally.

2.11 Incentive Stock Options. "Incentive Stock Options" ("ISOs") as defined within the meaning of Section 422 of the Code.

2.12. Insider. "Insider" means an officer or director of the Company or any other person whose transactions in the Company's Common Stock are subject to
Section 16 of the Exchange Act.

2.13. Outside Director. "Outside Director" shall have the meaning as the term is used in Section 162(m) of the Code and defined in Treasury Regulation 1.162-27, as amended from time to time.

2.14. Option. "Option" means an award of an option to purchase Shares pursuant to Section 5.

2.15. Participant. "Participant" means a person who receives an Award under this Plan.

2.16. Plan. "Plan" means this California Independent Bancorp 2000 Equity Incentive Plan, as amended from time to time.

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2.17. Restricted Stock Award. "Restricted Stock Award" means an award of Shares pursuant to Section 7.

                           2.18. SEC. "SEC" means the Securities and Exchange Commission.

2.19. Securities Act. "Securities Act" means the Securities Act of 1933, as amended.

2.20. Shares. "Shares" means shares of the Company's Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 3 and 19, and any successor security.

2.21. Stock Bonus. "Stock Bonus" means an award of Shares, or cash in lieu of Shares, pursuant to Section 8.

2.22 Ten Percent Shareholder. "Ten Percent Shareholder" means any shareholder who owns or controls 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary corporation. The attribution rules of Section 424(d) of the Code shall apply in the determination of ownership of stock for these purposes.

2.23. Termination. "Termination" or "Terminated" means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company as it may deem appropriate, except that in no event may an Option be exercised after the expiration of the term set forth in the Option agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the "Termination Date").

2.24. Unvested Shares. "Unvested Shares" means "Unvested Shares" as defined in the Award Agreement.

2.25. Vested Shares. "Vested Shares" means "Vested Shares" as defined in the Award Agreement.

3. SHARES SUBJECT TO THE PLAN.

3.1. Number of Shares Available. Subject to Sections 3.2 and 19, the total number of Shares reserved and available for grant and issuance pursuant to this Plan will be one hundred thousand (100,000) Shares. Subject to Sections 3.2 and 19, Shares that are subject to (i) issuance upon exercise of an Option but cease to be subject to such Option for any reason other than exercise of such Option;
(ii) an Award granted hereunder but are forfeited or are repurchased by the Company at the original issue price; or (iii) an Award that otherwise terminates without Shares being issued, will again be available for grant and issuance in connection with future Awards under this Plan. At all times, the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Awards granted under this Plan.

3.2. Adjustment of Shares. In the event of a Company stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, subdivision, or similar change in the capital structure of the Company without consideration, then each of (i) the number of Shares reserved for issuance under this Plan, (ii) the Exercise Prices of and number of Shares subject to outstanding Options, and (iii) the number of Shares subject to other outstanding Awards, will be proportionately adjusted, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws. Fractions of a Share will not be issued but will either be replaced by a cash payment equal to the Fair Market Value of such fraction or will be rounded up to the nearest whole Share, as determined by the Committee.

4. ELIGIBILITY. ISOs may be granted only to employees (including officers and directors who are also employees) of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company; provided, such consultants, contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.

5. ADMINISTRATION.

5.1. Committee Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. Without limitation, the Committee will have the authority to:

                  (a) construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

                  (b) prescribe, amend and rescind rules and regulations relating to this Plan;

                  (c) select persons to receive Awards;

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(d) determine the form and terms of Awards;

                  (e) determine the number of Shares or other consideration subject to Awards;

                  (f) determine whether Awards will be granted separately, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company;

(g) grant waivers of Plan or Award conditions;

                  (h) determine the vesting, exercisability and payment of Awards;

                  (i) correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

                  (j) determine whether an Award has been earned; and

                  (k) make all other determinations necessary or advisable for the administration of this Plan.

5.2. Committee Discretion. Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one or more officers of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company.

5.3. Committee Members. If two or more members of the Board are Outside Directors, the Committee will be comprised of at least two (2) members of the Board who are Outside Directors and satisfy the requirements under the Exchange Act for administering this Plan.

6. OPTIONS. The Committee may grant Options to eligible persons and will determine (i) whether such Options will be ISOs or Nonqualified Stock Options ("NQSO"), (ii) the number of Shares subject to the Options, (iii) the Exercise Price of the Options, (iv) the period during which the Options may be exercised, and (v) all other terms and conditions of the Options, subject to the following:

6.1. Form of Option Grant. Each Option granted under this Plan will be evidenced by an Award Agreement which will expressly identify the Option as an ISO or an NQSO ("Stock Option Agreement"), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

6.2. Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered to the Participant within a reasonable time after the granting of the Option.

6.3. Exercise Period. Options may be exercisable within the times or upon the events determined by the Committee as set forth in the Stock Option Agreement governing such Option; provided, however, that (i) no Option will be exercisable after the expiration of one hundred twenty (120) months from the date the Option is granted; (ii) no ISO granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date the ISO is granted, and (iii) regarding an ISO granted to an employee who is not a Company officer, director or consultant, such ISO shall be exercisable at a rate which is at least twenty percent (20%) per year over five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

6.4. Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted and may not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant; provided, that: (i) the Exercise Price of an ISO will not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased shall be made in accordance with Section 9 of this Plan.

6.5. Method of Exercise. Options may be exercised only by delivery to the Company of a written stock option exercise agreement (the "Exercise Agreement") in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant's investment intent and access to information and other matters, if any, as may be required or desirable by the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased.

6.6. Termination. Notwithstanding the exercise periods set forth in the Stock Option Agreement, exercise of an Option will always be subject to the following:

                  (a) In the event of a Participant's death or Disability, the term of the Option shall expire twelve (12) months (or such other period specified in the Participant's

Stock Option Agreement provided that such period is at least six (6) months from the date of termination) after such death or Disability but not later than the original expiration date specified in the Stock Option Agreement.

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                  (b) In the event that the Board determine that a Participant be terminated by the Company for cause, the term of the Option shall expire immediately after the Company's notice or advice of such termination is dispatched to the Participant. For purposes of this Paragraph (b), "cause" shall mean an act of embezzlement, fraud, dishonesty, breach of fiduciary duty to the Company, or the deliberate disregard of rules of the Company which results in loss, damage or injury to the Company, the unauthorized disclosure of any of the secrets or confidential information of the Company, the inducement of any client or customer of the Company to break any contract with the Company, or the inducement of any principal for whom the Company acts as agent to terminate such agency relationship, the engagement of any conduct which constitutes unfair competition with the Company, the removal of Participant from office by any court or bank regulatory agency, or such other similar acts which the Committee in its discretion determine to constitute good cause for termination of Participant's service. In making such determination of cause, the Board shall give the Participant an opportunity to appear before the Board and present evidence on the Participant's behalf. As used in this Paragraph (b), Company includes any subsidiaries of the Company.

                  (c) As a result of termination for any reason other than death, Disability or cause, the term of the Option shall expire three (3) months (or such other period specified in the Stock Option Agreement, provided that the period is at least thirty (30) days from the date of termination ) after such termination, but not later than the original expiration date specified in the Stock Option Agreement.

6.7. Minimum Share Exercise. The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option; provided that such minimum number will not prevent the Participant from exercising the Option for the full number of Shares for which it is then exercisable.

6.8. Limitations on ISOs. The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company) will not exceed One Hundred Thousand Dollars ($100,000). If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds One Hundred Thousand Dollars ($100,000), then the Options for the first One Hundred Thousand Dollars ($100,000) worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of One Hundred Thousand Dollars ($100,000) that become exercisable in that calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date of this Plan to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

6.9. Modification, Extension or Renewal of Options. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor; provided that any such action may not, without the written consent of a Participant, impair any of such Participant's rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. The Committee may reduce the Exercise Price of outstanding Options without the consent of Participants affected by a written notice to them; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 6.4 of this Plan for Options granted on the date the action is taken to reduce the Exercise Price.

6.10. No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

7. RESTRICTED STOCK. A Restricted Stock Award shall mean an offer by the Company to sell to an eligible person Shares that are subject to restrictions. The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the price to be paid (the "Purchase Price"), the restrictions to which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the following:

7.1. Form of Restricted Stock Award. All purchases under a Restricted Stock Award made pursuant to this Plan will be evidenced by an Award Agreement ("Restricted Stock Purchase Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. The offer of Restricted Stock will be accepted by the Participant's execution and delivery of the Restricted Stock Purchase Agreement and full payment for the Shares to the Company within thirty (30) days from the date the Restricted Stock Purchase Agreement is delivered to the person. If such person does not execute and deliver the Restricted Stock Purchase Agreement along with full payment for the Shares to the Company within thirty (30) days, then the offer will terminate, unless otherwise determined by the Committee.

7.2. Purchase Price. The Purchase Price of Shares sold pursuant to a Restricted Stock Award will be determined by the Committee and will be at least eighty-five percent (85%) of the Fair Market Value of the Shares on the date the Restricted Stock Award is granted, except in the case of a sale to a Ten Percent Shareholder, in which case the Purchase Price will be one hundred percent (100%) of the Fair Market Value. Payment of the Purchase Price may be made in accordance with Section 9 of this Plan.

7.3. Restrictions. Restricted Stock Awards will be subject to such restrictions (if any) as the Committee may impose. The Committee may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or part, based on length of service, performance or such other factors or criteria as the Committee may determine.

8. STOCK BONUSES.

8.1. Awards of Stock Bonuses. A Stock Bonus shall mean an award of Shares (which may consist of Restricted Stock) for services rendered to the Company. A Stock Bonus may be awarded for past services already rendered to the Company, pursuant to an Award Agreement (the "Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and

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be subject to the terms and conditions of this Plan. A Stock Bonus may be awarded upon satisfaction of such performance goals as are set out in advance in the Participant's individual Award Agreement (the "Performance Stock Bonus Agreement") that will be in such form (which need not be the same for each Participant) as the Committee will from time to time approve, and will comply with and be subject to the terms and conditions of this Plan. Stock Bonuses may vary from Participant to Participant and between groups of Participants, and may be based upon the achievement of the Company and/or individual performance factors or upon such other criteria as the Committee may determine.

8.2. Terms of Stock Bonuses. The Committee will determine the number of Shares to be awarded to the Participant pursuant to this Section 8 and whether such Shares will be Restricted Stock. If the Stock Bonus is being earned upon the satisfaction of performance goals pursuant to a Performance Stock Bonus Agreement, then the Committee will determine (i) the nature, length and starting date of any period during which performance is to be measured (the "Performance Period ") for each Stock Bonus; (ii) the performance goals and criteria to be used to measure the performance, if any; (iii) the number of Shares that may be awarded to the Participant; and (iv) the extent to which such Stock Bonuses have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Stock Bonuses that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the Stock Bonuses to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3. Form of Payment. The earned portion of a Stock Bonus may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee may determine. Payment may be made in the form of cash, whole Shares, including Restricted Stock, or a combination thereof, either in a lump sum payment or in installments, all as the Committee determines.

8.4. Termination During Performance Period. If a Participant is Terminated during a Performance Period for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus only to the extent earned as of the Termination Date in accordance with the Performance Stock Bonus Agreement, unless the Committee determines otherwise.

9. PAYMENT FOR SHARE PURCHASES.

9.1 General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America or its equivalent (e.g. certified check, official bank check or money order) at the time when such Shares are purchased, except as follows:

                  (a) ISOs. In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. However, the Committee (at its sole discretion) may specify in the Stock Option Agreement that payment may be made pursuant to Subsections 9.2, 9.3, 9.4 or 9.5 below.

                  (b) NQSOs. In the case of a NQSO granted under the Plan, the Committee (at its sole discretion) may accept payment pursuant to Subsections 9.2, 9.3, 9.4 or 9.5 below.

9.2 Surrender of Stock. Payment may be made all or in part with Shares which have already been owned by the Participant or their representative for more than six months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

9.3 Exercise/Sale. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9.4 Exercise/Pledge. Payment may be made by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

9.5 Combination. By any combination of the permissible forms of payment.

10. WITHHOLDING TAXES. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that arise in connection with such exercise. The Participant shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option. The Committee may permit the Participant to satisfy all or part of his or her tax obligations related to the Option by having the Company withhold a portion of any Shares that otherwise would be issued to him or her or by surrendering any Shares that previously were acquired by him or her. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. The payment of taxes by assigning Shares to the Company, if permitted by the Committee, shall be subject to such restrictions as the Committee may impose.

11. PRIVILEGES OF STOCK OWNERSHIP.

11.1. Voting and Dividends. No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares (and not simply an Option) are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares. If such Shares are Restricted Stock, any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same

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restrictions as the Restricted Stock. Furthermore, Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant's original Purchase Price pursuant to Section 13.

11.2. Financial Statements. The Company will provide to each Participant prior to the Participant's purchase of Shares under this Plan, and to each Participant annually during the period the Participant has Awards outstanding, annual reports and all other information provided to all shareholders of the Company. The Company will not be required to provide such information to Participants whose services in connection with the Company assure them access to equivalent information.

12. TRANSFERABILITY. Awards granted under this Plan, and any interest therein, are not transferable or assignable by the Participant other than by will, the laws of descent and distribution, by an instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor), or as consistent with the Award Agreement provisions related thereto. During the lifetime of the Participant, an Award will be exercisable only by the Participant and any elections with respect to an Award may be made only by the Participant.

13. REPURCHASE. At the discretion of the Committee, the Company may reserve unto itself and/or its assignee(s) in the Award Agreement a right to repurchase all or a portion of the Unvested Shares held by a Participant following such Participant's Termination at any time within ninety (90) days after the later of the Participant's Termination Date and the date Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant's Exercise Price or Purchase Price, as the case may be; provided that the right to repurchase at such price lapses at the rate of at least twenty percent (20%) of the Shares per year over five (5) years from the date that the Option is granted.

14. CERTIFICATES. All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities laws, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

15. ESCROW. To enforce any restrictions on a Participant's Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

16. EXCHANGE AND BUYOUT OF AWARDS. The Committee may, at any time or from time to time, authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Committee may at any time buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.

17. SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to (i) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (ii) completion of any registration or other qualification of such Shares under any state or federal laws or rulings of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

18. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or limit in any way the right of the Company to terminate such Participant's employment or other relationship at any time, with or without cause.

19. CORPORATE TRANSACTIONS.

19.1 Reorganizations. In the event that the Company is a party to a merger or other reorganization involving a Change in Control (as defined below), the outstanding Options shall be subject to the agreement of merger or reorganization. such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for payment of a cash settlement equal to the difference between the amount to be paid for one Share under such agreement and the Exercise Price, or for the acceleration of their exercisability followed by the cancellation of Options not exercised, in all cases without the Participants' consent. Any cancellation shall not occur until after such acceleration is effective and Participants have been notified of such acceleration and have had reasonable opportunity to exercise their Options. In no event will a Participant be given fewer than five (5) business days following notice of acceleration to exercise their Options.

                  (a) "Change in Control" means the occurrence of any of the following events:

                           (i) A change in the composition of the Board, which results in fewer than one-half of the incumbent directors who either: (A) had been directors of the Company 24 months prior to such change; or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the directors who had been directors of the Company 24 months prior to such change and who were still in office at the time of the election or nomination;

                           (ii) Any "person" (as such term is used in sections 13(d) and 14(d) of

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

the Exchange Act) who by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities. For purposes of this Paragraph (ii), the term "person" shall not include an employee benefit plan maintained by the Company;

(iii) A tender offer shall be made and consummated for the ownership of twenty-five percent (25%) or more of the outstanding voting securities of the Company;

                           (iv) The Company or its subsidiary bank shall be merged or consolidated with another bank or corporation and as a result of such merger or consolidation less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting bank or corporation shall be owned in the aggregate by the former shareholders of the Company, other than affiliates (within the meaning of the Securities Exchange Act of 1934) of any party to such merger or consolidation, as the same shall have existed immediately prior to such merger or consolidation.

19.2 Other Treatment of Awards. Subject to any greater rights granted to Participants under the foregoing provisions of this Section 19, in the event of the occurrence of any transaction described in Section 19.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other corporate transaction.

19.3. Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either
(a) granting an Award under this Plan in substitution of such other company's award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such option will be adjusted appropriately pursuant to Section 424(a) of the
Code). In the event the Company elects to grant a new Option rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price.

20. ADOPTION AND SHAREHOLDER APPROVAL. This Plan shall become effective upon approval of this Plan by the shareholders of the Company, consistent with applicable laws, provided that such shareholder approval shall be within twelve
(12) months before or after the date this Plan is adopted by the Board ("Effective Date").

21. TERM OF PLAN. Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date.

22. GOVERNING LAW. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California, excluding its conflict of laws rules.

23. AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including without limitation amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval pursuant to the Code or the regulations promulgated thereunder as such provisions apply to ISO plans or (if the Company is subject to the Exchange Act or Section 16(b) of the Exchange Act) pursuant to the Exchange Act or Rule 16b-3 (or its successor), as amended, respectively.

24. NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

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